Exhibit 32.1

Certification of Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer, the Chief Financial Officer and the Chief Accounting Officer of Centro NP LLC (the “Company”), each hereby certifies that, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to his or her knowledge on the date hereof:

(a)                                                          the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2009 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)                                                         the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael Carroll
Michael Carroll
Chief Executive Officer
May 15, 2009

/s/ Tiffanie Fisher
Tiffanie Fisher
Chief Financial Officer
May 15, 2009

/s/ Steve Splain
Steve Splain
Chief Accounting Officer
May 15, 2009

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Centro NP LLC and will be retained by Centro NP LLC and furnished to the Securities and Exchange Commission or its staff upon request.